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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Registration Statement on Form S-4 of our reports dated February 27, 1997 relating to the financial statements of Lintel NV and the combined financial statements of Digipass SA and Digiline SA as of December 31, 1995 and for the two years ended which appear therein. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                          PRICE WATERHOUSE AND PARTNERS



                                          /s/ L. Hellebaut


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                                             L. Hellebaut



Sint-Stevens-Woluwe, Belgium


26 January 1998